Exhibit 99.1

Corsair Gaming Reports Second Quarter 2022 Financial Results

Milpitas, CA, August 4, 2022 – Corsair Gaming, Inc. (Nasdaq: CRSR) (“Corsair” or the “Company”), a leading global provider and innovator of high-performance gear for gamers and content creators, today announced financial results for the quarter ended June 30, 2022.

Second Quarter 2022 Highlights

•

Net revenue was $283.9 million, in line with the Company’s preliminary revenue provided on July 21, 2022. Net revenue was $380.7 million in the first quarter of 2022 and $472.9 million in the second quarter of 2021. The sequential and year-over-year declines reflect the adverse impact of macro-economic headwinds affecting consumer spending on gaming gear, especially in Europe, and a channel inventory correction.

•	Gamer and creator peripherals segment revenue was $89.0 million compared to $134.1 million in the first quarter of 2022 and $155.2 million in the second quarter of 2021.
•	Gaming components and systems segment revenue was $194.9 million compared to $246.5 million in the first quarter of 2022, and $317.7 million in the second quarter of 2021.
•	Operating loss was $55.0 million compared to operating loss of $2.5 million in the first quarter of 2022 and operating income of $34.7 million in the second quarter of 2021.
•	Net loss per diluted share was $0.62 compared to net loss per diluted share of $0.05 in the first quarter of 2022 and net income per diluted share of $0.28 in the second quarter of 2021.
•	Adjusted EBITDA was a loss of $11.0 million compared to $15.4 million in the first quarter of 2022 and $51.6 million in the second quarter of 2021.

Definitions of the non-GAAP financial measures used in this press release and reconciliations of such measures to their nearest GAAP equivalents are included below under the heading “Use and Reconciliation of Non-GAAP Financial Measures.”

Andy Paul, Chief Executive Officer of Corsair, stated, “Headwinds from Q1 persisted through Q2, which is seasonally the lowest quarter for us, with macro-economic headwinds affecting consumer spending on gaming gear, especially in Europe combined with global inflation, the continued Russia and Ukraine conflict, and high freight costs. This resulted in a buildup of inventory both in our warehouses as well as in the retail channel, thus causing our channel partners to delay ordering while they clear this stock. Despite the challenging environment, we continue to see positive underlying growth trends in the gaming hardware sector, and we see spending levels significantly above pre -pandemic levels. We are also starting to see more enthusiasts building gaming PCs again as graphics cards are now more readily available at reasonable prices. We saw very positive signs during Amazon Prime week, with component activity significantly higher than in 2021, both in Europe as well as in the United States. While we are disappointed with the lower results in Q2, we are very pleased to see positive market activity recently and with our channel inventory moving back into line during Q2 and Q3 2022, we expect demand for our products to recover well as we finish the year and look forward to an exciting 2023.”

Michael G. Potter, Chief Financial Officer of Corsair, stated, “We have already taken actions to adjust to the lower revenue level in the first half of 2022 and our expectations for the remainder of the year. We have proactively taken actions to reduce operating expenses and we have adjusted product ordering and took a $19.5 million reserve against potential inventory overhangs. We believe our business fundamentals remain strong with a positive long-term outlook, and we continue to believe the self-built gaming PC market will begin to accelerate in the second half of 2022. Despite the headwinds we have been facing, we have continued to invest in product development and have and will continue to release innovative and what we believe to be industry leading products.”

Financial Outlook

For the full year 2022, we currently expect:

•	Net revenue to be in the range of $1.35 billion to $1.45 billion.
•	Adjusted operating income to be in the range of $35 million to $50 million.
•	Adjusted EBITDA to be in the range of $50 million to $65 million.

Certain non-GAAP measures included in our financial outlook were not reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. We are unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because we are currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include stock-based compensation charges, depreciation and amortization, inventory write-down charges and other items. The unavailable information could have a significant impact on our GAAP financial results.

The foregoing forward-looking statements reflect our expectations as of today's date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. We do not intend to update our financial outlook until our next quarterly results announcement.

Recent Developments

•

Unveiled Corsair’s innovative first gaming and streaming laptop, the CORSAIR VOYAGER a1600 AMD Advantage™ Edition. Combining a powerful AMD Ryzen™ 6000 Series processor, AMD Radeon™ RX 6800M mobile graphics with CORSAIR and Elgato’s vast ecosystem of exclusive software and technologies, the CORSAIR VOYAGER a1600 AMD Advantage™ Edition laptop was designed for aspiring content creators, avid gamers, full-time streamers and more.

•

Announced VENGEANCE RGB DDR5, the newest addition to Corsair’s lineup of cutting-edge DDR5 memory optimized for the latest gaming PCs and workstations to deliver sensational DDR5 performance with stunning RGB style.

•

Announced it is working with NVIDIA to integrate key features from NVIDIA Broadcast into CORSAIR iCUE, Elgato Wave Link, and Elgato Camera Hub software. For owners of NVIDIA GeForce RTX graphics cards, NVIDIA Broadcast AI effects enhance microphones and cameras in real-time to improve the gaming, streaming, and video conferencing experience, all controllable from CORSAIR and Elgato software interfaces.

•

Expanded its CORSAIR XENEON family of gaming monitors with two new additions: the CORSAIR XENEON 32UHD144 and XENEON 32QHD240, with stunning UHD 4K resolution gaming or QHD at an incredibly smooth 240Hz refresh rate, both monitors deliver the beautiful design, brilliant display, and innovative technologies.

Conference Call and Webcast Information

Corsair will host a conference call to discuss the second quarter 2022 financial results today at 2:00 p.m. Pacific Time. The conference call will be accessible on Corsair’s Investor Relations website at https://ir.corsair.com, or by dialing 1-877-407-0784 (USA) or 1-201-689-8560 (International) with conference ID 13730682. A replay will be available approximately 2 hours after the live call ends on Corsair's Investor Relations website, or through August 11, 2022 by dialing 1-844-512-2921 (USA) or 1-412-317-6671 (International), with passcode 13730682.

About Corsair Gaming, Inc.

Corsair is a leading global developer and manufacturer of high-performance gear and technology for gamers, content creators, and PC enthusiasts. From award-winning PC components and peripherals to premium streaming equipment, smart ambient lighting and esports coaching services, Corsair delivers a full ecosystem of products that work together to enable everyone, from casual gamers to committed professionals, to perform at their very best.

Corsair also sells gear under its Elgato brand, which provides premium studio equipment and accessories for content creators, SCUF Gaming brand, which builds custom-designed controllers for competitive gamers, ORIGIN PC brand, a builder of custom gaming and workstation desktop PCs and laptops and Gamer Sensei brand, an esports coaching platform.

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, Corsair’s expectations regarding its  substantial progress during the quarter to reduce inventory levels, its belief there are positive underlying growth trends in the gaming hardware sector and that the self-built gaming PC market will begin to accelerate in the second half of 2022, its expectations regarding the end of the year 2022 and 2023, its ability to continue to release innovative and what it believes to be industry leading products, and its estimated full year 2022 net revenue, adjusted operating income and adjusted EBITDA.  Forward-looking statements are based on our management’s beliefs, as well as assumptions made by, and information currently available to them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: the impact the COVID-19 pandemic, including the potential end of the pandemic and the cessation of pandemic-related restrictions, will have on demand for our products as well as its impact on our operations and the operations of our manufacturers, retailers and other partners, and its impact on the economy overall, including capital markets; our ability to build and maintain the strength of our brand among gaming and streaming enthusiasts and our ability to continuously develop and successfully market new gear and improvements to existing gear; the introduction and success of new third-party high-performance computer hardware, particularly graphics processing units and central processing units as well as sophisticated new video games; fluctuations in operating results; the risk that we are not able to compete with competitors and/or that the gaming industry, including streaming and esports, does not grow as expected or declines; the loss or inability to attract and retain key management; the impact of global instability, such as the war between Russia and Ukraine, and any sanctions or other geopolitical tensions that may result therefrom; delays or disruptions at our or third-parties’ manufacturing and distribution facilities; currency exchange rate fluctuations or international trade disputes resulting in our gear becoming relatively more expensive to our overseas customers or resulting in an increase in our manufacturing costs; general economic conditions that adversely effect, among other things, the financial markets and consumer confidence and spending; and the other factors described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 filed with the Securities and Exchange Commission (“SEC”) on or about the date hereof and our subsequent filings with the SEC. Copies of each filing may be obtained from us or the SEC. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances. Our results for the quarter ended June 30, 2022 are also not necessarily indicative of our operating results for any future periods.

Use and Reconciliation of Non-GAAP Financial Measures

To supplement the financial results presented in accordance with GAAP, this earnings release presents certain non-GAAP financial information, including adjusted operating income, adjusted net income, adjusted net income per diluted share and adjusted EBITDA. These are important financial performance measures for us, but are not financial measures as defined by GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use adjusted operating income, adjusted net income, adjusted net income per share and adjusted   EBITDA to evaluate our operating performance and trends and make planning decisions. We believe that these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses and other items that we exclude in such non-GAAP measures. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to the key financial metrics used by our management in our financial and operational decision-making. We also present these non-GAAP financial measures because we believe investors, analysts and rating agencies consider it useful in measuring our ability to meet our debt service obligations.

Our use of these terms may vary from that of others in our industry. These non-GAAP financial measures should not be considered as an alternative to net revenue, operating income (loss), net income (loss), cash provided by operating activities, or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Reconciliations of these measures to the most directly comparable GAAP financial measures are presented in the attached schedules.

We calculate these non-GAAP financial measures as follows:

•

Adjusted operating income (loss), non-GAAP, is determined by adding back to GAAP operating income (loss) the acquisition accounting impact related to recognizing acquired inventory at fair value, change in fair value of contingent consideration for business acquisitions, inventory impairment and related charges, stock-based compensation, amortization, certain acquisition-

related and integration-related expenses, restructuring costs, non-deferred secondary offering costs, and debt modification costs.
•

Adjusted net income (loss), non-GAAP, is determined by adding back to GAAP net income (loss) the acquisition accounting impact related to recognizing acquired inventory at fair value, change in fair value of contingent consideration for business acquisitions, inventory impairment and related charges, stock-based compensation, amortization, certain acquisition-related and integration-related expenses, restructuring costs, non-deferred secondary offering costs, debt modification costs, loss on extinguishment of debt, and the related tax effects of each of these adjustments.

•

Adjusted net income (loss) per diluted share, non-GAAP, is determined by dividing adjusted net income (loss), non-GAAP by the respective weighted average shares outstanding, inclusive of the impact of other dilutive securities.

•

Adjusted EBITDA is determined by adding back to GAAP net income (loss) the acquisition accounting impact related to recognizing acquired inventory at fair value, change in fair value of contingent consideration for business acquisitions, inventory impairment and related charges, stock-based compensation, certain acquisition-related and integration-related expenses, restructuring costs, non-deferred secondary offering costs, debt modification costs, amortization, depreciation, interest expense (including loss on extinguishment of debt) and tax expense (benefit).

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view these non-GAAP financial measures in conjunction with the related GAAP financial measures.

Investor Relations Contact: Ronald van Veen ir@corsair.com 510-578-1407	Media Contact: David Ross david.ross@corsair.com +4411 8208 0542

Corsair Gaming, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Net revenue	$283,908	$472,903	$664,599	$1,002,317
Cost of revenue	247,449	342,552	537,384	711,638
Gross profit	36,459	130,351	127,215	290,679
Operating expenses:
Sales, general and administrative	73,393	80,169	149,524	158,022
Product development	18,026	15,469	35,136	30,655
Total operating expenses	91,419	95,638	184,660	188,677
Operating income (loss)	(54,960)	34,713	(57,445)	102,002
Other (expense) income:
Interest expense	(1,676)	(4,508)	(2,955)	(9,454)
Other income (expense), net	633	(175)	134	(2,600)
Total other expense, net	(1,043)	(4,683)	(2,821)	(12,054)
Income (loss) before income taxes	(56,003)	30,030	(60,266)	89,948
Income tax benefit (expense)	4,164	(2,285)	5,147	(15,480)
Net income (loss)	(51,839)	27,745	(55,119)	74,468
Less: Net income (loss) attributable to noncontrolling interests	174	—	(233)	—
Net income (loss) attributable to Corsair Gaming, Inc.	$(52,013)	$27,745	$(54,886)	$74,468

Calculation of net income (loss) per share attributable to common stockholders of Corsair Gaming, Inc.:
Net income (loss) attributable to Corsair Gaming, Inc.	$(52,013)	$27,745	$(54,886)	$74,468
Change in redemption value of redeemable noncontrolling interests	(7,379)	—	(9,640)	—
Net income (loss) attributable to common stockholders of Corsair Gaming, Inc.	$(59,392)	$27,745	$(64,526)	$74,468

Net income (loss) per share attributable to common stockholders of Corsair Gaming, Inc.:
Basic	$(0.62)	$0.30	$(0.68)	$0.81
Diluted	$(0.62)	$0.28	$(0.68)	$0.74
Weighted-average common shares outstanding:
Basic	95,467	92,792	95,372	92,374
Diluted	95,467	100,074	95,372	100,145

Corsair Gaming, Inc.

Segment Information

(Unaudited, in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Net revenue:
Gamer and Creator Peripherals	$88,989	$155,157	$223,137	$331,069
Gaming Components and Systems	194,919	317,746	441,462	671,248
Total Net revenue	$283,908	$472,903	$664,599	$1,002,317

Gross Profit:
Gamer and Creator Peripherals	$10,558	$54,634	$53,615	$123,500
Gaming Components and Systems	25,901	75,717	73,600	167,179
Total Gross Profit	$36,459	$130,351	$127,215	$290,679

Gross Margin:
Gamer and Creator Peripherals	11.9%	35.2%	24.0%	37.3%
Gaming Components and Systems	13.3%	23.8%	16.7%	24.9%
Total Gross Margin	12.8%	27.6%	19.1%	29.0%

Corsair Gaming, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	June 30, 2022	December 31, 2021

Assets
Current assets:
Cash and restricted cash	$38,471	$65,149
Accounts receivable, net	170,309	291,287
Inventories	292,586	298,315
Prepaid expenses and other current assets	53,331	51,024
Total current assets	554,697	705,775
Restricted cash, noncurrent	231	231
Property and equipment, net	22,598	16,819
Goodwill	347,907	317,054
Intangibles assets, net	236,481	225,709
Other assets	69,978	71,808
Total assets	$1,231,892	$1,337,396
Liabilities
Current liabilities:
Debt maturing within one year, net	$4,707	$4,753
Accounts payable	193,530	236,120
Other liabilities and accrued expenses	158,296	205,874
Total current liabilities	356,533	446,747
Long-term debt, net	240,377	242,898
Deferred tax liabilities	23,247	25,700
Other liabilities, noncurrent	49,374	53,871
Total liabilities	669,531	769,216
Temporary equity
Redeemable noncontrolling interests	26,749	—
Permanent equity
Corsair Gaming, Inc. stockholders’ equity:
Common stock and additional paid-in capital	498,751	470,373
Retained earnings	33,621	98,147
Accumulated other comprehensive loss	(7,660)	(340)
Total Corsair Gaming, Inc. stockholders' equity	524,712	568,180
Nonredeemable noncontrolling interests	10,900	—
Total permanent equity	535,612	568,180
Total liabilities, temporary equity and permanent equity	$1,231,892	$1,337,396

Corsair Gaming, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Cash flows from operating activities:
Net income (loss)	$(51,839)	$27,745	$(55,119)	$74,468
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	6,087	4,768	11,234	7,844
Depreciation	2,545	2,502	5,149	4,938
Amortization	13,434	8,712	23,572	17,414
Debt issuance costs amortization	86	515	172	1,052
Loss on debt extinguishment	—	358	—	797
Deferred income taxes	(6,742)	(2,183)	(10,820)	(5,188)
Other	2,348	(250)	2,915	1,066
Changes in operating assets and liabilities:
Accounts receivable	65,612	45,924	120,046	32,508
Inventories	11,221	(45,387)	10,559	(58,895)
Prepaid expenses and other assets	(1,334)	(5,226)	(9,481)	(9,645)
Accounts payable	(8,188)	(10,674)	(43,496)	(37,662)
Other liabilities and accrued expenses	(17,073)	4,825	(44,680)	30,700
Net cash provided by operating activities	16,157	31,629	10,051	59,397
Cash flows from investing activities:
Acquisition of business, net of cash acquired	—	—	(19,534)	(1,684)
Payment of deferred consideration	(95)	—	(95)	(4,353)
Purchase of property and equipment	(7,556)	(2,858)	(11,921)	(4,894)
Investment in available-for-sale convertible note	(1,000)	—	(1,000)	—
Net cash used in investing activities	(8,651)	(2,858)	(32,550)	(10,931)
Cash flows from financing activities:
Repayment of debt	(1,500)	(25,000)	(2,750)	(53,000)
Borrowing from line of credit	110,000	—	403,000	—
Repayment of line of credit	(110,000)	—	(403,000)	—
Payment of contingent consideration	(146)	—	(438)	—
Proceeds from issuance of shares through employee equity incentive plans	2,985	9,281	3,508	9,466
Payment of taxes related to net share settlement of equity awards	(110)	(7)	(997)	(7)
Net cash provided by (used in) financing activities	1,229	(15,726)	(677)	(43,541)
Effect of exchange rate changes on cash	(2,018)	(76)	(3,502)	58
Net increase (decrease) in cash and restricted cash	6,717	12,969	(26,678)	4,983
Cash and restricted cash at the beginning of the period	31,985	125,582	65,380	133,568
Cash and restricted cash at the end of the period	$38,702	$138,551	$38,702	$138,551

Corsair Gaming, Inc.

GAAP to Non-GAAP Reconciliations

Non-GAAP Operating Income (Loss) Reconciliations

(Unaudited, in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Operating Income (Loss) - GAAP	$(54,960)	$34,713	$(57,445)	$102,002
Acquisition accounting impact related to recognizing acquired inventory at fair value	7	—	282	—
Change in fair value of contingent consideration for business acquisitions	—	21	—	93
Inventory reserve in excess of normal run rate to address overhang in the channel	19,489	518	19,489	518
Stock-based compensation	6,087	4,768	11,234	7,844
Amortization	13,434	8,712	23,572	17,414
Acquisition-related and integration-related costs	227	538	470	746
Restructuring costs	1,488	—	1,488	—
Non-deferred secondary offering costs	—	—	—	1,031
Debt modification costs	27	—	27	—
Adjusted Operating Income (Loss) - Non-GAAP	$(14,201)	$49,270	$(883)	$129,648

As a % of net revenue - GAAP	-19.4%	7.3%	-8.6%	10.2%
As a % of net revenue - Non-GAAP	-5.0%	10.4%	-0.1%	12.9%

Non-GAAP Net Income (Loss) and Net Income (Loss) Per Share Reconciliations

(Unaudited, in thousands, except per share amounts and percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Net Income (Loss) - GAAP	$(51,839)	$27,745	$(55,119)	$74,468
Acquisition accounting impact related to recognizing acquired inventory at fair value	7	—	282	—
Change in fair value of contingent consideration for business acquisitions	—	21	—	93
Inventory reserve in excess of normal run rate to address overhang in the channel	19,489	518	19,489	518
Stock-based compensation	6,087	4,768	11,234	7,844
Amortization	13,434	8,712	23,572	17,414
Acquisition-related and integration-related costs	227	538	470	746
Restructuring costs	1,488	—	1,488	—
Non-deferred secondary offering costs	—	—	—	1,031
Debt modification costs	27	—	27	—
Loss on debt extinguishment	—	358	—	797
Non-GAAP income tax adjustment	(7,923)	(6,970)	(11,272)	(9,059)
Adjusted Net Income (Loss) - Non-GAAP	$(19,003)	$35,690	$(9,829)	$93,852

Diluted net income (loss) per share:
Adjusted, Non-GAAP	$(0.20)	$0.36	$(0.10)	$0.94

Weighted-average common shares outstanding:
Adjusted, Non-GAAP	95,467	100,074	95,372	100,145

Corsair Gaming, Inc.

GAAP to Non-GAAP Reconciliations

Adjusted EBITDA Reconciliations

(Unaudited, in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Net Income (Loss) - GAAP	$(51,839)	$27,745	$(55,119)	$74,468
Acquisition accounting impact related to recognizing acquired inventory at fair value	7	—	282	—
Change in fair value of contingent consideration for business acquisitions	—	21	—	93
Inventory reserve in excess of normal run rate to address overhang in the channel	19,489	518	19,489	518
Stock-based compensation	6,087	4,768	11,234	7,844
Acquisition-related and integration-related costs	227	538	470	746
Restructuring costs	1,488	—	1,488	—
Non-deferred secondary offering costs	—	—	—	1,031
Debt modification costs	27	—	27	—
Amortization	13,434	8,712	23,572	17,414
Depreciation	2,545	2,502	5,149	4,938
Interest expense (includes loss on debt extinguishment)	1,676	4,508	2,955	9,454
Income tax expense (benefit)	(4,164)	2,285	(5,147)	15,480
Adjusted EBITDA - Non-GAAP	$(11,023)	$51,597	$4,400	$131,986
Adjusted EBITDA margin - Non-GAAP	-3.9%	10.9%	0.7%	13.2%